CANAL CAPITAL CORPORATION AND SUBSIDIARIES
                                    EXHIBITS

Exhibit No.
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    22         Subsidiaries of the registrant.

               SUBSIDIARIES                      IDENTIFICATION #
               ------------                      ----------------

               Omaha Livestock Market, Inc.         47-0582031
               Sioux Falls Stockyards Company       46-0189565
               Canal Arts Corporation               13-3492921

               DIVISIONS
               ---------

               Canal Capital Corporation            51-0102492
               St. Joseph Stockyards
               St. Paul Union Stockyards
               Sioux City Stockyards

               Note:  All subsidiaries are 100% owned

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